UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2010

NATIONAL TAX CREDIT PARTNERS, L. P.

(Exact name of Registrant as specified in its charter)

California	0-18541	95-3906167
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

National Tax Credit Partners, L.P. (the “Registrant”) holds a 99% limited partnership interest in Tyrone Elderly Limited Partnership, a Pennsylvania limited partnership (“Tyrone Elderly”).

As previously disclosed, on October 30, 2009, Tyrone Elderly entered into a Purchase and Sale Contract to sell its investment property, Pennsylvania House (the “Property”) to a third party, California Commercial Investment Group Inc., a California corporation (the “Purchaser”).  As previously disclosed, on January 14, 2010, the Purchaser delivered notice to Tyrone Elderly indicating its election to terminate the Purchase and Sale Contract pursuant to its terms.

On April 12, 2010, Tyrone Elderly entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”) pursuant to which the Purchase and Sale Contract was reinstated and the purchase price for the Property was reduced from $400,000 plus the balance of the mortgage loans encumbering the Property and related accrued interest at the date of closing to $300,000 plus the balance of the mortgage loans encumbering the Property and related accrued interest at the date of closing.  The mortgage loans are to be assumed by the Purchaser. The Registrant’s consent is a condition to the closing of the transaction. The Registrant is currently reviewing the transaction and expects to provide its consent prior to the closing, which is scheduled to occur during the third quarter of 2010. The Registrant’s investment balance in Tyrone Elderly was approximately $368,000 and $610,000 at December 31, 2009 and 2008, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT PARTNERS L.P.

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: April 14, 2010